[EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]


                                 March 27, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Avenue
Washington, D.C.  20549


Re:      Novoste Corporation
         Registration Statement On Form S-8
         ----------------------------------

Ladies and Gentlemen:

         On behalf of Novoste Corporation (the "Company"), we are transmitting herewith electronically on the Electronic Data Gathering, Analysis, and Retrieval System of the Securities and Exchange Commission (the "Commission"), one (1) copy of the Company's Post-Effective Amendment No. 1 to Form S-8 Registration Statement to register under the Securities Act of 1933, as amended, 200,000 shares of the Company's Common Stock, $.01 par value, issuable upon exercise of options granted or to be granted under the Company's Stock Option Plan.

         The filing fee of $1,525.74 is being paid in accordance with Rule 3a of the Commission's Informal and Other Procedures.


                                                    Very truly yours,

                                                    /s/ MARK A. POLEMENI
                                                    --------------------
                                                    Mark A. Polemeni

Enclosure
cc:      The National Stock Market (via Fedex w/encl.)

AEC07210.W51

     As filed with the Securities and Exchange Commission on March 27, 1998.
                                                  Registration No. 333-12717
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                               NOVOSTE CORPORATION
             (Exact name of registrant as specified in its charter)


               FLORIDA                                   59-2787476
    (State or other jurisdiction                     (I.R.S. Employer
   of incorporation or organization)                Identification  No.)

    4350-C INTERNATIONAL BOULEVARD                        30093
           NORCROSS, GEORGIA                            (Zip Code)
 (Address of principal executive offices)



                      NOVOSTE CORPORATION STOCK OPTION PLAN
                            (Full title of the plan)


                                THOMAS D. WELDON
                               NOVOSTE CORPORATION
                         4350-C INTERNATIONAL BOULEVARD
                             NORCROSS, GEORGIA 30093
                     (Name and address of agent for service)


                                 (770) 717-0904
          (Telephone number, including area code, of agent for service)



                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                       PROPOSED               PROPOSED
                                                                        MAXIMUM                MAXIMUM
      TITLE OF SECURITIES                  AMOUNT TO BE             OFFERING PRICE            AGGREGATE               AMOUNT OF
       TO BE REGISTERED                     REGISTERED               PER SHARE(1)         OFFERING PRICE(1)       REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
  Common Stock,                         200,000 shares(2)               $25.86               $5,172,000               $1,525.74
  $.01 par value
====================================================================================================================================

         (1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 on the basis of (i) 146,900 shares underlying outstanding options under the Stock Option Plan at a weighted average exercise price of $25.47 per share and (ii) the 53,100 balance of shares reserved for issuance under the Stock Option Plan at an average aggregate offering price of $26.938 per share, as computed based on the average of the high and low sales prices of the Common Stock reported in the consolidated reporting system on The Nasdaq Stock Market as of March 25, 1998.

         (2)Consists of 200,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Stock Option Plan.

AEC071D1.W51

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-12717) are incorporated by reference in this Registration Statement.





                                        2
AEC071D1.W51

                                   SIGNATURES


         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 19th day of March, 1998.



                                       NOVOSTE CORPORATION



                                    By: /S/ THOMAS D. WELDON
                                       ---------------------
                                       Thomas D. Weldon
                                       President and Chief Executive Officer





                                        3
AEC071D1.W51

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints THOMAS D. WELDON and NORMAN R. WELDON, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.


SIGNATURE                                   TITLE                                       DATE
---------                                   -----                                       ----

/S/ THOMAS D. WELDON                        President, Chief Executive                  March 19, 1998
-----------------------------------------   Officer and Director
Thomas D. Weldon

/S/ DAVID N. GILL                           Chief Financial Officer (Principal          March 19, 1998
-----------------------------------------   Financial and Accounting Officer)
David N. Gill

/S/ NORMAN R. WELDON                        Director                                    March 23, 1998
-----------------------------------------
Norman R. Weldon, Ph.D.

/S/ CHARLES E. LARSEN                       Director                                    March 19, 1998
-----------------------------------------
Charles E. Larsen

/S/ J. STEPHEN HOLMES                       Director                                    March 22, 1998
-----------------------------------------
J. Stephen Holmes

/S/ RICHARD M. JOHNSTON                     Director                                    March 24, 1998
-----------------------------------------
Richard M. Johnston

/S/ PIETER J. SCHILLER                      Director                                    March 23, 1998
-----------------------------------------
Pieter J. Schiller

/S/ STEPHEN I. SHAPIRO                      Director                                    March 20, 1998
-----------------------------------------
Stephen I. Shapiro

/S/ WILLIAM E. WHITMER                      Director                                    March 20, 1998
-----------------------------------------
William E. Whitmer





                                        4
AEC071D1.W51

                                INDEX TO EXHIBITS


       Exhibit
         No.                       Description
       -------                     -----------
         4.1 Copy of the Registrant's Stock Option Plan, with form of Incentive Stock Option Award.

          5        Opinion of Epstein Becker & Green, P.C.

        23(a)      Consent of Ernst & Young LLP.

        23(b)      Consent of Epstein Becker & Green, P.C.
                   (included in Exhibit 5).

         24 Power of Attorney (included in signature page of this Registration Statement).








                                        5
AEC071D1.W51

                                                                     EXHIBIT 4.1


                               NOVOSTE CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN

                  As Amended and Restated as of April 18, 1997

         1. PURPOSE. This Stock Option Plan ("PLAN") is established to provide incentives for selected persons to promote the financial success and progress of Novoste Corporation ("COMPANY") by granting such persons options to purchase shares of common stock of the Company.

         2. DEFINITION OF "NON-EMPLOYEE DIRECTOR". As defined by Regulation 240.16b-3 under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT"), a "NON-EMPLOYEE DIRECTOR" is a person not currently an officer of the Company or a parent or subsidiary, who does not receive compensation either directly or indirectly as a consultant of the Company (except for an amount not required to be disclosed under Item 404(a) of Regulation S-K, E.G., not more than $60,000), does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K, and is not engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-K (E.G., where the director has a ten percent or more equity interest in an entity which makes or receives payments in excess of five percent of the Company's or that entity's consolidated gross revenues).

         3. ADOPTION OF PLAN; STOCK OPTION AND COMPENSATION COMMITTEE. This Plan shall be effective on the date that it is adopted by the Stock Option and Compensation Committee ("COMMITTEE") of the Board of Directors of the Company. The Committee shall at all times be composed only of two or more Non- Employee Directors. The Committee shall have and may exercise any and all of the powers relating to the administration of this Plan and the grant of options hereunder as are set forth herein.

         4.       ADMINISTRATION.

                  (a)      This Plan shall be administered by the Committee.

                  (b) The Committee shall have the authority to (i) exercise all of the powers granted to it under this Plan, (ii) construe, interpret and implement this Plan and any Grants (as defined below) executed pursuant to Section 8 hereof, (iii) prescribe, amend and rescind rules and regulations relating to this Plan, (iv) make all determinations necessary or advisable in administering this Plan and (v) correct any defect, supply any omission and reconcile any inconsistency in this Plan.

AEC04F6D.W51

                  (c) The determination of the Committee on all matters relating to this Plan or any Grant shall be final, binding and conclusive.

                  (d) No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any award thereunder.

         5. TYPES OF OPTIONS AND SHARES. Options granted under this Plan ("OPTIONS") may be either (a) incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("CODE"), or (b) nonqualified stock options ("NQSOs"), as designated at the time of grant. The shares of stock that may be purchased upon exercise of Options granted under this Plan ("SHARES") are shares of the common stock of the Company.

         6. NUMBER OF SHARES. The maximum number of Shares that may be issued pursuant to Options granted under this Plan is 2,700,000 Shares. Such number of Shares shall be subject to adjustment as provided in this Plan. If any Option is terminated in whole or in part for any reason without being exercised in whole or in part, the Shares thereby released from such Option shall be available for purchase under other Options subsequently granted under this Plan. At all times during the term of this Plan, the Company shall reserve and keep available such number of Shares as shall be required to satisfy the requirements of outstanding Options under this Plan.

         7. ELIGIBILITY. Options may be granted only to such employees, officers, consultants and independent contractors of the Company or any Parent, Subsidiary or Affiliate of the Company (as defined below) as the Committee shall select from time to time in its sole discretion ("OPTIONEES"), provided that only employees of the Company or a Parent or Subsidiary of the Company shall be eligible to receive ISOs. An Optionee may be granted more than one Option under this Plan. As used in this Plan, the following terms shall have the following meanings:

         (a) "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time of the granting of the Option, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (b) "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

AEC04F6D.W51
                                        2

         (c) "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

         8. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine whether each Option is to be an ISO or a NQSO, the number of Shares for which the Option shall be granted, the exercise price of the Option, the periods during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following terms and conditions:

         (a) FORM OF OPTION GRANT. Each Option granted under this Plan shall be evidenced by a written Stock Option Grant ("GRANT") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of this Plan.

         (b) EXERCISE PRICE. The exercise price of an Option shall be not less than the Fair Market Value (as defined herein) in the case of an ISO, or 85% of the Fair Market Value in the case of a NQSO, of the Shares at the time that the Option is granted. The term "FAIR MARKET VALUE" means the closing sale price for a Share on the immediately preceding trading date as reported on The Nasdaq
National Market or, if no closing sale price shall have been made on such relevant date, on the next preceding day on which there was a closing sale price; PROVIDED, HOWEVER, that if no closing sale price shall have been made within the ten business days preceding such relevant date, or if deemed appropriate by the Committee for any other reason, the Fair Market Value of such Shares shall be as determined by the Committee. In no event shall the Fair Market Value of any Share be less than its par value.

         (c) EXERCISE PERIOD. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; PROVIDED, HOWEVER, that no Option shall be exercisable after the expiration of ten years from the date the Option is granted and is subject to earlier termination in the event of the death or the voluntary or involuntary termination of the Optionee as set forth herein; PROVIDED, FURTHER, that no ISO granted to a Ten Percent Shareholder (as defined by Section 422 of the Code) shall be exercisable after the expiration of five years from the date the ISO is granted.




AEC04F6D.W51
                                        3

         (d) LIMITATIONS ON ISOs. The aggregate Fair Market Value (determined as of the time an Option is granted) of stock with respect to which ISOs are exercisable for the first time by an Optionee during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) shall not exceed $100,000.

         (e) LIMITATIONS ON ISOs AND NQSOs. Notwithstanding anything herein, the maximum aggregate number of Shares with respect to which Options, whether ISOs or NQSOs, may be granted to any person or entity eligible therefor under this Plan within any one calendar year is 100,000 Shares.

         (f) DATE OF GRANT. The date of grant of an Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Grant representing the Option shall be delivered to the Optionee within a reasonable time after the granting of the Option.

         9. EXERCISE OF OPTIONS.

         (a) NOTICE. Options may be exercised only by delivery to the Company of a written notice and exercise agreement in a form approved by the Committee, stating the number of Shares being purchased, the restrictions imposed on the Shares and such representations and agreements regarding the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws, together with payment in full of the exercise price for the number of Shares being purchased.

         (b) PAYMENT. Payment for the Shares may be made (i) in cash, (ii) by surrender of Shares having a Fair Market Value equal to the exercise price of the Option or (iii) by any combination of the foregoing where approved by the Committee in its sole discretion; PROVIDED, HOWEVER, in the event of payment for the Shares by method (ii) above, the Shares so surrendered, if originally issued to the Optionee upon exercise of an Option(s) granted by the Company, shall have been held by the Optionee for more than six months.

         (c) WITHHOLDING TAXES. Prior to issuance of the Shares upon exercise of an Option, the Optionee shall pay or make adequate provision for any federal, state or local withholding obligations of the Company, if applicable.

         (d) LIMITATIONS ON EXERCISE. Notwithstanding the exer- cise periods set forth in the Grant, exercise of an Option shall always be subject to the following limitations:



AEC04F6D.W51
                                       4

                           (i) An Option  shall not be  exercisable  unless such
                  exercise is in compliance with the Securities Act of 1933, as amended ("SECURITIES ACT"), and all applicable state securities laws, as they are in effect on the date of exercise.

                           (ii) The Committee  may specify a reasonable  minimum
                  number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent the Optionee from exercising the Option for the full number of Shares as to which the Option is then exercisable.

         10. DEATH OR VOLUNTARY OR INVOLUNTARY TERMINATION. Should an Optionee die, become disabled, retire or cease to be employed by or associated with the Company for any other reason, all Options held by the Optionee shall lapse immediately following the last day that the Optionee is employed by or associated with the Company except that should an Optionee die the time during which the Option may be exercised shall be extended three months for an Optionee that held ISOs and six months for an Optionee that held NQSOs. In all other cases the Committee, in its discretion, may extend the time during which the Option may be exercised; PROVIDED, HOWEVER, the maximum period of an extension that may be allowed shall be three months for an Optionee that held ISOs and six months for an Optionee that held NQSOs. During any such extension of the expiration date by the Committee, the Option may be exercised only for the number of Shares for which it could have been exercised on such termination date, subject to any adjustment under Section 12 herein.

         11. PRIVILEGES OF STOCK OWNERSHIP. No Optionee shall have any of the rights of a shareholder with respect to any Shares subject to an Option until the Option has been validly exercised. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in this Plan.

         12. ADJUSTMENT OF OPTION SHARES. In the event that the number of outstanding Shares is changed by a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without consideration, the number of Shares available under this Plan and the number of Shares subject to outstanding Options and the exercise price per share of such Options shall be proportionately adjusted, subject to any required action by the Committee, Board of Directors or shareholders of the Company and compliance with applicable securities laws; PROVIDED, HOWEVER, that no certificate or scrip representing fractional shares shall be issued upon exercise of any Option and any resulting fractions of a Share shall be ignored.



AEC04F6D.W51
                                        5

         13. NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Option granted under this Plan shall confer on any Optionee any right to continue in the employ of the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate the Optionee's employment at any time, with or without cause.

         14. COMPLIANCE WITH LAWS. The grant of Options and the issuance of Shares upon exercise of any Options shall be subject to and conditioned upon compliance with all applicable requirements of law, including without limitation compliance with the Securities Act, compliance with all applicable state securities laws and compliance with the requirements of any stock exchange on which the Shares may be listed. The Company shall be under no obligation to register the Shares with the Securities and Exchange Commission or to effect compliance with the Securities Act or with the registration or qualification requirement of any state securities laws or stock exchange.

         15.  RESTRICTIONS  ON SHARES.  At the discretion of the Committee,  the
Company may reserve to itself or its assignee(s) in the Grant (a) a right of first refusal to purchase any Shares that an Optionee (or a subsequent transferee) may propose to transfer to a third party and (b) a right to repurchase any or all Shares held by an Optionee upon the Optionee's termination of employment or service with the Company or a Parent, Subsidiary or Affiliate of the Company for any reason within a specified time as determined by the Committee at the time of grant at (i) the Optionee's original purchase price,
(ii) the Fair Market Value of such Shares as determined by the Committee in good faith or (iii) a price determined by a provision set forth in the Grant.

         16. CHANGE OF CONTROL. Notwithstanding any contrary terms in the Grant of Options hereunder, in the event of a Change of Control (as defined herein), all outstanding Options shall accelerate and become immediately fully exercisable. For purposes of this Plan, a "Change of Control" shall mean (i) the sale or other disposition to a person, entity or group (as such term is defined in Rule 13d-5 under the Exchange Act) of 50% or more of the Company's consolidated assets, (ii) the acquisition of 50% or more of the outstanding Shares by a person or group (as such term is defined in Rule 13d-5) or (iii) if the majority of the Company's Board of Directors consists of persons other than Continuing Directors (as defined herein). The term "CONTINUING DIRECTOR" shall mean any member of the Company's Board of Directors on the effective date of this Plan and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of the Continuing Directors who are then members of the Board of Directors. The aggregate Fair Market Value (determined at the time an Option is granted) of ISOs which first become exercisable in the year of such dissolution, liquidation,

AEC04F6D.W51
                                        6
merger, sale of stock or sale of assets cannot exceed $100,000. Any remaining accelerated Options shall be NQSOs.

         17. AMENDMENT OR TERMINATION OF PLAN. The Committee may at any time terminate or amend this Plan in any respect (including, but not limited to, any form of Grant, agreement or instrument to be executed pursuant to this Plan); PROVIDED, HOWEVER, that shareholder approval shall be required to be obtained by the Company if required to comply with the provisions of Section 162(m) of the Code, or the listed company requirements of The Nasdaq National Market or of a national securities exchange on which the Shares are traded, or other applicable provisions of state or federal law or self-regulatory agencies; PROVIDED, FURTHER, that no amendment of this Plan may adversely affect any then outstanding Options or any unexercised portions thereof without the written consent of the Optionee.

         18. TERM OF PLAN. No Option shall be granted pursuant to this Plan on or after May 26, 2002, but Options theretofore granted may extend beyond that date and the terms of this Plan shall continue to apply to such Options and to any Shares acquired upon exercise thereof.

         19. APPLICABLE LAW. The validity, interpretation and enforcement of this Plan shall be governed in all respects by the laws of the State of Florida and the United States of America.

         20. ISSUANCE OF SHARES.  The Shares,  when issued and paid for pursuant
to  the  Options  granted   hereunder,   shall  be  issued  as  fully  paid  and
non-assessable Shares.

         21. NON-TRANSFERABILITY OF ISOs. No ISO granted pursuant to the Plan shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner otherwise than by will or by the laws of descent or distribution and an ISO may be exercised during the lifetime of the Optionee only by such Optionee.

         22. TRANSFERABILITY OF NQSOs. A NQSO may be sold, pledged, assigned, hypothecated, transferred or disposed of as determined by the Committee and as set forth in a Grant with an Optionee.



AEC04F6D.W51
                                        7

                           [TO BE TYPED ON LETTERHEAD
                             OF NOVOSTE CORPORATION]




                          INCENTIVE STOCK OPTION AWARD
                          ----------------------------


                  Date of Grant                               [DATE]

                  Recipient                                   [NAME]

                  Number of Shares                            [NUMBER]

                  Purchase Price
                    per Share                                 PRICE]

                  Total Purchase
                    Price                                     [NUMBER] x [PRICE]


Dear [NAME]:

We are pleased to inform you that, as a key employee of Novoste Corporation, you are hereby granted an option to purchase shares of Novoste Common Stock, par value $.01 per share, in the amount and at the price per share stated above. This option is granted pursuant to the Novoste Corporation Amended and Restated Stock Option Plan, a copy of which is attached. This option is exercisable for a period of ten years from the date of the grant as stated above.

The right to exercise your option will vest per the following schedule:


From the date of the             No part of the option grant shall vest
grant for one year

More than one but less           25% of the option grant shall vest
than two years after
the date of the grant

More than two but less           50% of the option grant shall vest
than three years after
the date of the grant


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




More than three but              75% of the option grant shall vest
less than four years
after the date of the
grant

More than four years             100% of the option grant shall vest
after the date of the
grant


You may purchase all shares that are vested at any time prior to the expiration of the option by delivering full payment to the Corporate Secretary. You may purchase all or part of the shares which are vested; however, you may not make partial purchases in increments of less than 100 shares.

This option cannot be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. Only you may exercise this option during your lifetime.

Sincerely,



Thomas D. Weldon
President and CEO

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




                                                                       EXHIBIT 5


                    [EPSTEIN BECKER & GREEN, P.C. LETTERHEAD]


                                 March 26, 1998







Board of Directors of
  Novoste Corporation
4350-C International Blvd.
Norcross, Georgia  30093

               Re:    Stock Option Plan
                      -----------------
Gentlemen:

         We have acted as counsel to Novoste Corporation (the "Company") in connection with its filing of a Registration Statement on Form S-8 (the "Registration Statement") covering 200,000 shares (the "Shares") of the Company's authorized and unissued shares of Common Stock, $.01 par value, issuable upon the exercise of options under the Company's Stock Option Plan (the "Plan").

         As such counsel, we have examined originals, or copies certified to our satisfaction, of the corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers of the Company and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

         In such examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to original documents of documents submitted to us as certified or photostatic copies.

         On the basis of the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued, delivered and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the aforesaid Registration Statement.

                             Very truly yours,

                             EPSTEIN BECKER & GREEN, P.C.

                             By: /S/ SETH I. TRUWIT
                                 ------------------
                                 Seth I. Truwit

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


                                                                   EXHIBIT 23(a)

                         CONSENT OF INDEPENDENT AUDITORS



         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- 12717) pertaining to the Novoste Corporation Stock Option Plan of our report dated January 30, 1998, with respect to the financial statements of Novoste Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1997 filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP



Atlanta, Georgia
March 24, 1998


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